UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2008

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On September 26, 2008, A.M. Best downgraded the financial strength ratings of FBL Financial Group subsidiaries Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company to A- (Excellent) from A (Excellent). In addition, it downgraded the issuer credit rating of FBL Financial Group, Inc., the holding company, to bbb- from bbb. A.M. Best’s outlook for these ratings is negative. This ratings downgrade coincides with A.M. Best’s recent change in outlook for the entire life insurance industry to negative from stable.

We at FBL Financial Group are disappointed with A.M. Best’s decision regarding our ratings and believe it has overreacted. That belief is based on the facts that (1) both of our companies currently have strong capital levels and (2) we had previously implemented business plans that deal with the concerns A.M. Best has now raised. Because of the tumultuous financial markets, 2008 has been a challenging year for FBL and for all insurance companies. While the current environment is difficult, it is manageable and we believe we are navigating through it logically and pragmatically.

According to our most recent pro forma BCAR (Best’s Capital Adequacy Ratio) calculations as of June 30, 2008, Farm Bureau Life held capital at an A.M. Best rating level of A++ and EquiTrust Life held capital at an A.M. Best rating level of A+. These capital levels are several times the amount required by the insurance regulators in the states where we do business. We remain committed to maintaining the capital levels necessary for A ratings from A.M. Best and Standard & Poor’s.

A.M. Best expressed concern about the level of investment impairments we had in the first and second quarters of this year, which we acknowledge, and the high level of growth in our annuity reserves, particularly in EquiTrust Life. It believes these items reduce our financial flexibility.

We started addressing these issues several months ago. As we communicated previously in our second quarter conference call, we implemented plans to slow EquiTrust Life’s sales volumes to levels that will allow it to be self-sustaining from a capital perspective. Farm Bureau Life has long been self-sustaining, and actually generates excess capital. We are also in the process of working to raise additional debt capital in order to have additional excess capital and further financial flexibility if needed. We view this as prudent given the existing environment where all companies with diversified investment portfolios could see possible future impairments. At June 30, 2008, our debt-to-total capitalization ratio was 17.7%, so we have adequate room to increase our leverage.

The business plans that we are currently executing are consistent with restoring our A.M. Best A (Excellent) ratings.

Statements concerning FBL’s prospects for the future are forward-looking statements that involve certain risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially are detailed in FBL’s reports filed with the Securities and Exchange Commission and include interest rate changes, competitive factors, volatility of financial markets, the ability to attract and retain sales agents and ratings. These forward-looking statements are based on assumptions which FBL Financial Group believes to be reasonable. No assurance can be given that the assumptions will prove to be correct.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

September 26, 2008	By:	James P. Brannen

Name: James P. Brannen
Title: Chief Financial Officer